GSI Group Increases Guidance and Announces New Orders and Acceptances

    BILLERICA, Mass., Sept. 26 /PRNewswire-FirstCall/ -- GSI Group Inc., (Nasdaq: GSIG), a supplier of precision technology and semiconductor systems, today announced follow on orders from a Japanese customer in excess of $6 million for GSI's new model M550 high-throughput wafer repair systems.

    The Company also announced that a Taiwanese customer completed final testing and acceptance of a previously delivered and announced, large multi-system order of Model M550 wafer repair systems.

    Because of these factors, the Company believes third quarter results will be:
    -- Revenue in the range of $82.0 million to $84.0 million
    -- Diluted earnings per share,  including  restructuring  charges,  in the range of $0.16 to $0.18 assuming an effective tax rate of 23% to 25%
    -- Restructuring costs in the range of $1.7-$1.9 million

    Nino Federico, Vice President and General Manager of GSI's Semiconductor Systems Division, said: "We are pleased to be winning additional business from existing customers and receiving widespread acceptance on our new systems by new customers. These purchases were driven by capacity expansion and preparation for further reduction in DRAM design sizes."

    The Company will report its third quarter results on October 23rd as originally scheduled. This will be followed by a conference call on October 24th.

    About GSI Group Inc.

    GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.'s common shares are listed on Nasdaq (GSIG).

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934.
These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward- looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, risks of currency fluctuations, risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions, changes in applicable accounting standards, tax regulations or other external regulatory rules and standards, and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. For more information contact: Investor Relations, 978-439-5511, Ray Ruddy, (ext.
6170)

    CONTACT:  Investor Relations, Ray Ruddy of GSI Group Inc.,
              +1-978-439-5511, (ext. 6170)/
              Company News On-Call: http://www.prnewswire.com/comp/107189.html/ Web site: http://www.gsig.com